Exhibit 99.1

SPX Reports Third Quarter 2026 Results
Continued Strong Growth

CHARLOTTE, N.C., October 29, 2026 (GLOBE NEWSWIRE) -- SPX Technologies, Inc. (NYSE:SPXC) (“SPX”, the “Company”, “we” or “our”) today reported results for the third quarter ended September 26, 2026.

Third Quarter Highlights (amounts presented for continuing operations; all comparisons against the third quarter of 2025, unless otherwise noted)
•Revenue of $714.5 million, up 20.5%
•GAAP income from continuing operations of $82.3 million, up 30.4%
•GAAP net income of $81.9 million, up 30.6%
•GAAP EPS of $1.62, up 25.6%
•Adjusted EPS* of $2.21, up 20.1%
•Adjusted EBITDA* of $165.7 million, up 21.7%

Updated 2026 Guidance (all comparisons against the full year 2025, unless otherwise noted)
•Revenue range of $2.745 to $2.805 billion, up ~23% year-on-year at the midpoint (prior range: $2.705 to $2.765 billion).
•Adjusted EBITDA* range of $625 to $645 million, up ~25% year-on-year at the midpoint (prior range: $630 to $660 million).
•Adjusted EPS* range of $8.20 to $8.50, up ~24% year-on-year at the midpoint (prior range: $8.20 to $8.60).

Gene Lowe, President and CEO, remarked, “We delivered another strong quarter, highlighted by robust revenue and earnings growth. HVAC continued to benefit from strong demand across key end markets, while Detection & Measurement delivered excellent profitability. Our results reflect the strength of our business model and the consistent execution of our teams.”

Mr. Lowe continued, “We also made meaningful progress across our strategic growth initiatives. Our HVAC capacity expansion projects remain on track to support approximately $1.1 billion of annual data center revenue capacity at full production, and we recently expanded our cooling platform through the acquisition of FIS Water, further strengthening our position in attractive adjacent markets.”

Mr. Lowe concluded, “Our updated guidance implies approximately 25% Adjusted EBITDA* growth at the midpoint for 2026, reflecting the momentum in our business and our confidence in the opportunities ahead.”

Third Quarter and Year-to-Date Financial Comparisons:

($ millions, except per share data)	Q3 2026	Q3 2025	2026 YTD	2025 YTD
Revenue	$714.5	$592.8	$1,960.3	$1,627.8
HVAC segment income	120.8	94.4	319.2	264.1
Detection and Measurement segment income	52.6	51.7	156.6	128.3
Operating income	115.3	97.1	318.0	250.3
Income from continuing operations	82.3	63.1	226.0	167.3
GAAP net income	81.9	62.7	220.2	166.1
GAAP net income %	11.5%	10.6%	11.2%	10.2%
GAAP EPS from continuing operations	$1.62	$1.29	$4.47	$3.50

Adjusted operating income*	$157.4	$130.5
Adjusted EBITDA*	165.7	136.1
Adjusted EBITDA %*	23.2%	23.0%
Adjusted EPS*	$2.21	$1.84

Net operating cash flow from continuing operations	$60.1	$106.8	$180.3	$139.8
Capital expenditures	(40.0)	(10.4)	(79.6)	(23.6)
Adjusted free cash flow*	23.1	90.8	111.0	164.2
* Non-GAAP financial measure. See attached schedules for reconciliation of historical non-GAAP measures to most comparable GAAP financial measure. A reconciliation of non-GAAP guidance measures is not practicable and, accordingly, is not provided.

Segment Overview:

HVAC

	Three months ended
($ millions)	Q3 2026	Q3 2025
Revenue	$525.0	$387.4
•Organic	22.3%
•Inorganic	13.0%
•Currency	0.2%
Total Growth	35.5%
Segment income	$120.8	$94.4
as a percent of revenues	23.0%	24.4%
Change in bps	-140bps

Third Quarter 2026
The revenue increase was primarily driven by:
•an organic increase due primarily to (i) higher volumes of cooling equipment, mainly associated with increased data center demand, resulting from increased capacity, and (ii) higher volumes of our heating products; and
•an inorganic increase from the acquisitions of Thermolec, Crawford, Neptronic and FIS Water.

The segment income increase was due primarily to the revenue growth mentioned above. The decrease in segment margin was primarily due to (i) higher growth-related costs, largely labor and supply chain inefficiencies, associated with our volume increases and capacity expansion initiatives, and (ii) the impact of elevated input costs.

Detection and Measurement

	Three months ended
($ millions)	Q3 2026	Q3 2025
Revenue	$189.5	$205.4
•Organic	(7.9)%
•Currency	0.2%
Total Growth	(7.7)%
Segment income	$52.6	$51.7
as a percent of revenues	27.8%	25.2%
Change in bps	260bps

Third Quarter 2026
The decrease in revenue was primarily driven by lower project volumes within our communications technologies business.

The segment income and segment margin increases were due primarily to (i) a more favorable product mix within our transportation and communication technologies businesses, and (ii) benefits related to our segment synergy initiatives, primarily within our location and inspection and rehabilitation businesses, partially offset by lower income resulting from the organic revenue decline noted above.

Liquidity and Financial Position:

($ millions)	Q3 2026	Q4 2025
Total debt	$1,334.7	$501.6
Total cash	120.8	366.0

2026 Guidance:
For the full year 2026, SPX now anticipates segment and company performance as follows:

	Revenue	Segment Income Margin %	Adjusted EPS*	Adjusted EBITDA*/%
HVAC	$1,995-$2,035 million ($1,955-$1,995 million prior)	23.10%-23.50% (24.50%-25.00% prior)
Detection and Measurement	$750-$770 million ($750-$770 million prior)	27.00%-27.50% (26.25%-26.75% prior)
Total SPX Adjusted	$2.745-$2.805 billion ($2.705-$2.765 billion prior)		$8.20-$8.50 ($8.20-$8.60 prior)	$625-$645 million / 22.75%-23.00% ($630-$660 million / 23.30%-23.80% prior)

Form 10-Q: The Company expects to file its quarterly report on Form 10-Q for the period ended September 26, 2026 with the Securities and Exchange Commission by November 5, 2026. This press release should be read in conjunction with that filing, which will be available on the Company's website at www.spx.com, in the Investor Relations section.

Conference Call: SPX will host a conference call at 4:45 p.m. (ET) today to discuss third quarter results. The call will be simultaneously webcast via the Company's website at www.spx.com and the slide presentation will be available in the Investor Relations section of the site.

Call Access Process: To access the call by phone, please use the following link to receive dial-in details https://register-conf.media-server.com/register/BI2bfa037fcc774566a26a889ed2c2a975. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time at www.spx.com.

About SPX Technologies, Inc: SPX Technologies, Inc. is a diversified, global supplier of highly engineered products and technologies, holding leadership positions in the HVAC and detection and measurement markets. Based in Charlotte, North Carolina, SPX Technologies, Inc. has operations in over 16 countries. SPX Technologies, Inc. is listed on the New York Stock Exchange under the ticker symbol “SPXC.” For more information, please visit www.spx.com.

Non-GAAP Presentation: This press release contains certain non-GAAP financial measures, including adjusted operating income, adjusted income from continuing operations before income taxes, adjusted earnings per share from continuing operations (or, adjusted EPS), EBITDA, adjusted EBITDA and margin, free cash flow from continuing operations and adjusted free cash flow from continuing operations (or, adjusted free cash flow). These non-GAAP financial measures do not provide investors with an accurate measure of, and should not be used as a substitute for, the comparable financial measures as determined in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company believes these non-GAAP financial measures, when read in conjunction with the comparable GAAP financial measures, give investors a useful tool to assess and understand the Company’s overall financial performance, because they exclude items of income or expense that the Company believes are not reflective of its ongoing operating performance, allowing for a better period-to-period comparison of operations of the Company. Additionally, the Company’s management uses these non-GAAP financial measures as measures of the Company’s performance. The Company acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies.

Refer to the tables included in this press release for the components of each of the non-GAAP financial measures, and for the reconciliations of historical non-GAAP financial measures to their respective comparable GAAP measures. Our non-GAAP financial guidance excludes items, which would be included in our GAAP financial measures, that we do not consider indicative of our on-going performance; and are calculated in a manner consistent with the presentation of the similarly titled historical non-GAAP measures presented in this press release. These items include, but are not limited to, intangible asset amortization expense, acquisition and integration-related costs, costs associated with dispositions, and potential non-cash income or expense items associated with changes in market interest rates and actuarial or other data related to our pension and postretirement plans, as the ultimate aggregate amounts associated with these items are out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of our non-GAAP financial guidance to the most comparable GAAP financial measures is not practicable. Full-year guidance excludes impacts from future acquisitions, dispositions and related transaction costs, incremental impacts of tariffs and trade tensions on market demand and costs subsequent to the date of this release, the impact of foreign exchange rate changes subsequent to September 26, 2026, and environmental and litigation charges.

Forward-looking Statements: Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the Company’s documents filed with the Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements, including the following: cyclical changes and specific industry events in our markets; changes in anticipated capital investment and maintenance expenditures by customers; changes in economic conditions in relevant global and North American markets, including as a result of geopolitical conflicts, including the armed conflicts in the Middle East and related impacts on shipping in that region, the imposition, or threat of imposition of tariffs, including any new or increased tariffs announced by the U.S. government and any retaliatory tariffs announced in response thereto, and other trade barriers or international trade tensions; availability, limitations or cost increases of raw materials and/or commodities, including as a result of geopolitical conflicts or new or increased tariffs, as well as the potential impact of retaliatory tariffs and other penalties, that cannot be recovered in product pricing; the impact of competition on profit margins and our ability to maintain or increase market share; risks with respect to our contracts with the U.S. government, including the government’s ability to terminate contracts prior to completion or failure to appropriate amounts necessary to fund such contracts; inadequate performance by third-party suppliers and subcontractors for outsourced products, components and services and other supply-chain risks; the uncertainty of claims resolution with respect to environmental and other contingent liabilities; the impact of climate change and any legal or regulatory actions taken in response thereto; cyber-security risks; risks with respect to the protection of intellectual property, including with respect to our digitalization initiatives; the impact of overruns, inflation and the incurrence of delays with respect to long-term fixed-price contracts; defects or errors in current or planned products; the impact of pandemics and governmental and other actions taken in response; domestic economic, political, legal, accounting and business developments adversely affecting our business, including regulatory changes; uncertainties with respect to our ability to complete expansions to or the reconfiguration of our manufacturing footprint within the time periods and at costs we anticipate and whether we will realize the anticipated benefits of these activities; uncertainties with respect to our ability to identify acceptable acquisition targets; uncertainties surrounding timing and successful completion of acquisition transactions, including with respect to integrating acquisitions and achieving cost savings, synergistic sales or other benefits from acquisitions; the impact of retained liabilities of disposed businesses; potential labor disputes; and extreme weather conditions and natural and other disasters.

Actual results may differ materially from these statements. The words “guidance,” “believe,” “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

Statements in this press release speak only as of the date of this press release, and SPX Technologies, Inc. disclaims any responsibility to update or revise such statements, except as required by law.

Investor and Media Contact:
Johann Rawlinson, VP, Investor Relations
Phone: 980-228-6028
E-mail: spx.investor@spx.com
Source: SPX Technologies, Inc.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three months ended		Nine months ended
	September 26, 2026	September 27, 2025	September 26, 2026	September 27, 2025

Revenues	$714.5	$592.8	$1,960.3	$1,627.8
Costs and expenses:
Cost of products sold	435.0	353.3	1,177.4	963.5
Selling, general and administrative	132.7	117.7	382.0	344.4
Selling, general and administrative — intangible amortization	31.5	24.6	81.1	68.9
Special charges, net	—	0.1	1.8	0.2
Other operating expense, net	—	—	—	0.5
Operating income	115.3	97.1	318.0	250.3

Other income (expense), net	1.5	(3.2)	(6.6)	(2.6)
Interest expense	(11.1)	(12.0)	(28.3)	(39.9)
Interest income	0.6	1.1	2.8	3.0
Loss on amendment/refinancing of senior credit agreement	—	(1.5)	—	(1.5)
Income from continuing operations before income taxes	106.3	81.5	285.9	209.3
Income tax provision	(24.0)	(18.4)	(59.9)	(42.0)
Income from continuing operations	82.3	63.1	226.0	167.3

Income from discontinued operations, net of tax	—	—	1.6	—
Loss on disposition of discontinued operations, net of tax	(0.4)	(0.4)	(7.4)	(1.2)
Loss from discontinued operations, net of tax	(0.4)	(0.4)	(5.8)	(1.2)

Net income	$81.9	$62.7	$220.2	$166.1

Basic income per share of common stock:
Income from continuing operations	$1.64	$1.31	$4.52	$3.55
Loss from discontinued operations	—	(0.01)	(0.12)	(0.02)
Net income per share	$1.64	$1.30	$4.40	$3.53

Weighted-average number of common shares outstanding — basic	50.088	48.170	50.029	47.120

Diluted income per share of common stock:
Income from continuing operations	$1.62	$1.29	$4.47	$3.50
Loss from discontinued operations	—	(0.01)	(0.12)	(0.02)
Net income per share	$1.62	$1.28	$4.35	$3.48

Weighted-average number of common shares outstanding — diluted	50.645	48.919	50.611	47.794

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	September 26, 2026	December 31, 2025
ASSETS
Current assets:
Cash and equivalents	$119.2	$364.0
Accounts receivable, net	476.6	357.2
Contract assets	90.3	65.0
Inventories, net	422.9	302.2
Other current assets	48.3	55.3
Total current assets	1,157.3	1,143.7
Property, plant and equipment:
Land	28.3	26.9
Buildings and leasehold improvements	200.7	167.9
Machinery and equipment	407.2	338.1
	636.2	532.9
Accumulated depreciation	(262.5)	(242.1)
Property, plant and equipment, net	373.7	290.8
Goodwill	1,612.7	1,043.4
Intangibles, net	1,503.0	868.2
Other assets	196.2	250.2
Deferred income taxes	2.9	2.2
Assets of DBT and Heat Transfer	5.8	6.1
TOTAL ASSETS	$4,851.6	$3,604.6

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$201.7	$145.2
Contract liabilities	117.6	115.8
Accrued expenses	194.7	185.2
Income taxes payable	26.1	10.0
Short-term debt	74.2	1.4
Current maturities of long-term debt	13.0	3.5
Total current liabilities	627.3	461.1

Long-term debt	1,247.5	496.7
Deferred and other income taxes	277.7	149.7
Other long-term liabilities	239.6	245.5
Liabilities of DBT and Heat Transfer	14.3	14.1
Total long-term liabilities	1,779.1	906.0

Stockholders' equity:
Common stock	0.6	0.6
Paid-in capital	1,940.8	1,938.2
Retained earnings	703.0	482.8
Accumulated other comprehensive income	239.9	260.5
Common stock in treasury	(439.1)	(444.6)
Total stockholders' equity	2,445.2	2,237.5
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,851.6	$3,604.6

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
RESULTS OF REPORTABLE SEGMENTS
(Unaudited; in millions)

	Three months ended				Nine months ended
	September 26, 2026	September 27, 2025	Δ	%/bps	September 26, 2026	September 27, 2025	Δ	%/bps
HVAC reportable segment

Revenues	$525.0	$387.4	$137.6	35.5%	$1,399.6	$1,087.1	$312.5	28.7%
Cost of products sold	338.6	236.1	102.5		892.4	661.8	230.6
Selling, general and administrative expense	65.6	56.9	8.7		188.0	161.2	26.8
Income	$120.8	$94.4	$26.4	28.0%	$319.2	$264.1	$55.1	20.9%
as a percent of revenues	23.0%	24.4%		-140bps	22.8%	24.3%		-150bps

Detection and Measurement reportable segment

Revenues	$189.5	$205.4	$(15.9)	(7.7)%	$560.7	$540.7	$20.0	3.7%
Cost of products sold	95.4	116.6	(21.2)		281.7	300.3	(18.6)
Selling, general and administrative expense	41.5	37.1	4.4		122.4	112.1	10.3
Income	$52.6	$51.7	$0.9	1.7%	$156.6	$128.3	$28.3	22.1%
as a percent of revenues	27.8%	25.2%		260bps	27.9%	23.7%		420bps

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended		Nine months ended
	September 26, 2026	September 27, 2025	September 26, 2026	September 27, 2025
Cash flows from (used in) operating activities:
Net income	$81.9	$62.7	$220.2	$166.1
Less: Loss from discontinued operations, net of tax	(0.4)	(0.4)	(5.8)	(1.2)
Income from continuing operations	82.3	63.1	226.0	167.3
Adjustments to reconcile income from continuing operations to net cash from (used in) operating activities:
Special charges, net	—	0.1	1.8	0.2
Gain on change in value of equity security	(3.6)	—	(3.6)	(4.5)
Loss on amendment/refinancing of senior credit agreement	—	1.5	—	1.5
Amortization of compensation expense related to acquisition	2.4	6.5	8.7	17.4
Deferred and other income taxes	(22.6)	17.1	(22.6)	14.8
Depreciation and amortization	41.4	32.4	109.2	91.9
Pension and other employee benefits	4.3	3.4	14.5	12.1
Long-term incentive compensation	4.3	4.2	12.3	11.8
Other, net, including allowance for doubtful accounts	(2.3)	(0.5)	(2.5)	(0.4)
Changes in operating assets and liabilities, net of effects from acquisitions and divestitures:
Accounts receivable and other assets	(15.6)	(31.8)	(86.0)	(94.9)
Contribution related to employee retention agreements for acquisition	—	—	—	(46.5)
Inventories	(23.7)	(9.9)	(90.2)	(26.1)
Accounts payable, accrued expenses and other	(6.7)	21.4	13.2	(3.2)
Cash spending on restructuring actions	(0.1)	(0.7)	(0.5)	(1.6)
Net cash from continuing operations	60.1	106.8	180.3	139.8
Net cash used in discontinued operations	(0.8)	(0.3)	(0.8)	(1.7)
Net cash from operating activities	59.3	106.5	179.5	138.1

Cash flows from (used in) investing activities:
Proceeds (repayments) related to company-owned life insurance policies, net	0.1	(33.4)	3.4	(30.3)
Distribution from equity security	61.8	—	61.8	—
Business acquisitions, net of cash acquired	(847.0)	2.4	(1,286.6)	(445.3)
Capital expenditures	(40.0)	(10.4)	(79.6)	(23.6)
Net cash used in continuing operations	(825.1)	(41.4)	(1,301.0)	(499.2)
Net cash from discontinued operations	—	—	59.2	—
Net cash used in investing activities	(825.1)	(41.4)	(1,241.8)	(499.2)

Cash flows from (used in) financing activities:
Borrowings under senior credit facilities	835.0	500.0	1,049.9	978.0
Repayments under senior credit facilities	(115.0)	(977.8)	(289.9)	(1,082.6)
Borrowings under trade receivables arrangement	171.0	101.0	453.0	280.0
Repayments under trade receivables arrangement	(171.0)	(141.0)	(380.0)	(289.0)
Net borrowings (repayments) under other financing arrangements	(0.3)	(0.1)	(0.4)	0.1
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options	(0.3)	0.8	(14.9)	(8.3)
Proceeds of issuance of common stock in underwritten public offering, net of offering costs of $23.9	—	551.1	—	551.1
Financing fees paid	—	(4.7)	—	(4.7)
Net cash from continuing operations	719.4	29.3	817.7	424.6
Net cash from (used in) discontinued operations	—	—	—	—
Net cash from financing activities	719.4	29.3	817.7	424.6
Change in cash and equivalents due to changes in foreign currency exchange rates	(1.0)	0.1	(0.6)	6.5
Net change in cash and equivalents	(47.4)	94.5	(245.2)	70.0
Consolidated cash and equivalents, beginning of period	168.2	136.9	366.0	161.4
Consolidated cash and equivalents, end of period	$120.8	$231.4	$120.8	$231.4

	Nine Months Ended
	September 26, 2026	September 27, 2025
Components of cash and equivalents:
Cash and equivalents	$119.2	$229.4
Cash and equivalents included in assets of DBT and Heat Transfer	1.6	2.0
Total cash and equivalents	$120.8	$231.4

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
CASH AND DEBT RECONCILIATION
(Unaudited; in millions)

	Nine months ended
	September 26, 2026
Beginning cash and equivalents	$366.0
Cash from continuing operations	180.3
Distribution from equity security	61.8
Capital expenditures	(79.6)
Proceeds related to company-owned life insurance policies, net	3.4
Business acquisitions, net of cash acquired	(1,286.6)
Borrowings under senior credit facilities	1,049.9
Repayments under senior credit facilities	(289.9)
Borrowings under trade receivables agreement	453.0
Repayments under trade receivables agreement	(380.0)
Net repayments under other financing arrangements	(0.4)
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options	(14.9)
Cash from discontinued operations	58.4
Change in cash due to changes in foreign currency exchange rates	(0.6)
Ending cash and equivalents	$120.8

	Debt at				Debt at
	December 31, 2025	Borrowings	Repayments	Other	September 26, 2026
Revolving loans	$—	$1,049.9	$(289.9)	$—	$760.0
Term loan	500.0	—	—	—	500.0
Trade receivables financing arrangement	—	453.0	(380.0)	—	73.0
Other indebtedness	2.5	0.2	(0.6)	0.3	2.4
Less: Deferred financing costs associated with the term loan	(0.9)	—	—	0.2	(0.7)
Totals	$501.6	$1,503.1	$(670.5)	$0.5	$1,334.7

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
ORGANIC REVENUE
(Unaudited)

	Three months ended September 26, 2026
	HVAC	Detection and Measurement	Consolidated
Net Revenue Growth (Decline)	35.5%	(7.7)%	20.5%

Exclude: Foreign Currency	0.2%	0.2%	0.2%

Exclude: Acquisitions	13.0%	—%	8.5%

Organic Revenue Growth (Decline)	22.3%	(7.9)%	11.8%

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED OPERATING INCOME
Three Months Ended
(Unaudited; in millions)

	September 26, 2026			September 27, 2025
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted
HVAC segment income	$120.8	$—	$120.8	$94.4	$—	$94.4

Detection and Measurement segment income	52.6	—	52.6	51.7	—	51.7

Corporate expense (1)	(15.8)	3.9	(11.9)	(12.4)	0.4	(12.0)

Acquisition and integration-related costs (2)	(5.5)	5.5	—	(7.7)	7.7	—

Long-term incentive compensation expense (3)	(4.3)	0.2	(4.1)	(4.2)	0.7	(3.5)

Amortization of acquired intangible assets (4)	(32.5)	32.5	—	(24.6)	24.6	—

Special charges, net	—	—	—	(0.1)	—	(0.1)

Operating income	$115.3	$42.1	$157.4	$97.1	$33.4	$130.5
as a percent of revenues	16.1%		22.0%	16.4%		22.0%

(1) For the three months ended September 26, 2026 and September 27, 2025, represents the removal of certain acquisition and integration-related costs of $3.9 and $0.4, respectively.

(2) For the three months ended September 26, 2026, represents (i) certain acquisition and integration-related costs of $3.1 and (ii) amortization of a deferred compensation asset of $2.4 related to the Kranze Technology Solutions (“KTS”) acquisition. For the three months ended September 27, 2025, represents (i) certain acquisition and integration-related costs of $0.6, (ii) amortization of a deferred compensation asset of $6.5 related to the KTS acquisition, and (iii) additional inventory step-up charges of $0.5 related to the KTS acquisition, and $0.1 related to the Sigma Heating and Cooling and Omega Heat Pump (“Sigma & Omega”) acquisition.

(3) For the three months ended September 26, 2026, represents the removal of $0.2 for long-term incentive compensation expense associated with acquisition-related equity grants. For the three months ended September 27, 2025, represents the removal of $0.7 for acceleration of long-term incentive compensation expense incurred as a result of immediate award vesting.

(4) Represents amortization expense associated with acquired intangible assets recorded within “Selling, general and administrative — intangible amortization” and “Cost of products sold.”

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED EARNINGS PER SHARE
Three Months Ended September 26, 2026
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Operating income (1)	$115.3	$42.1	$157.4

Other income (expense), net (2)	1.5	(2.1)	(0.6)
Interest expense, net	(10.5)	—	(10.5)
Income from continuing operations before income taxes	106.3	40.0	146.3
Income tax provision (3)	(24.0)	(10.2)	(34.2)
Income from continuing operations	82.3	29.8	112.1

Diluted shares outstanding	50.645		50.645

Earnings per share from continuing operations	$1.62		$2.21

(1) Adjustment represents the (i) removal of amortization expense associated with acquired intangible assets of $25.5 and $7.0 within the HVAC and Detection and Measurement reportable segments, respectively, (ii) the removal of certain acquisition and integration-related costs of $3.9 within corporate expense, (iii) the removal of acquisition and integration-related costs of $2.6 and $0.5 within the HVAC and Detection and Measurement reportable segments, respectively, (iv) amortization of a deferred compensation asset related to the KTS acquisition within the Detection and Measurement reportable segment of $2.4, and (v) the removal of $0.2 for long-term incentive compensation expense associated with acquisition-related equity grants.

(2) Adjustment represents a gain on an equity security associated with a valuation adjustment of $3.6, partially offset by the removal of non-service pension and postretirement charges of $1.5.

(3) Adjustment represents the tax impact of items (1) and (2).

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED EARNINGS PER SHARE
Three Months Ended September 27, 2025
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Operating income (1)	$97.1	$33.4	$130.5

Other expense, net (2)	(3.2)	1.0	(2.2)
Interest expense, net	(10.9)	—	(10.9)
Loss on amendment/refinancing of senior credit agreement (3)	(1.5)	1.5	—
Income from continuing operations before income taxes	81.5	35.9	117.4
Income tax provision (4)	(18.4)	(9.2)	(27.6)
Income from continuing operations	63.1	26.7	89.8

Diluted shares outstanding	48.919		48.919

Earnings per share from continuing operations	$1.29		$1.84

(1) Adjustment represents (i) the removal of amortization expense associated with acquired intangible assets of $14.7 and $9.9 within the HVAC and Detection and Measurement reportable segments, respectively, (ii) acquisition and integration-related costs of $0.5 and $0.1 within the HVAC and Detection and Measurement reportable segments, respectively, (iii) amortization of a deferred compensation asset of $6.5 related to the KTS acquisition within the Detection and Measurement reportable segment, (iv) inventory step-up charges of $0.5 related to the KTS acquisition within the Detection and Measurement reportable segment and $0.1 related to the Sigma & Omega acquisition within the HVAC reportable segment, (v) the removal of a charge of $0.7 from acceleration of long-term incentive compensation expense incurred as a result of immediate award vesting, and (vi) the removal of certain acquisition and integration-related costs within corporate expense of $0.4.

(2) Adjustment represents the removal of (i) non-service pension and postretirement charges of $1.4 and (ii) a gain on settlement of our interest rate swap agreements of $0.4.

(3) Adjustment represents the removal of a non-cash charge to write-off previously deferred financing costs of $1.0 and certain expenses incurred in connection with an amendment to our senior credit agreement of $0.5.

(4) Adjustment represents the tax impact of items (1) through (3).

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED EBITDA
(Unaudited; in millions)

	Three months ended
	September 26, 2026	September 27, 2025
Net income	$81.9	$62.7

Exclude:
Income tax provision	(24.0)	(18.4)
Interest expense, net	(10.5)	(10.9)
Amortization expense (1)	(32.7)	(24.8)
Depreciation expense	(8.7)	(7.6)
Loss from discontinued operations, net of tax	(0.4)	(0.4)
EBITDA	158.2	124.8

Exclude:
Acquisition and integration-related costs (2)	(9.4)	(8.1)
Acquisition-related long-term incentive compensation expense (3)	(0.2)	—
Long-term incentive compensation expense acceleration (4)	—	(0.7)
Non-service pension and postretirement charges	(1.5)	(1.4)
Valuation adjustment on an equity security	3.6	—
Gain on settlement of interest rate swap	—	0.4
Loss on amendment/refinancing of senior credit agreement (5)	—	(1.5)
Adjusted EBITDA	$165.7	$136.1
as a percent of revenues	23.2%	23.0%

(1) Represents amortization expense associated with acquired intangible assets recorded within “Selling, general and administrative — intangible amortization” and amortization expense associated with acquired intangible assets and capitalized software costs recorded within “Cost of products sold.”

(2) For the three months ended September 26, 2026, represents (i) certain acquisition and integration-related costs of $7.0, inclusive of acquisition and integration-related costs of $2.6 and $0.5 within the HVAC reportable segment and the Detection and Measurement reportable segment, respectively, and (ii) amortization of a deferred compensation asset of $2.4 related to the KTS acquisition within the Detection and Measurement reportable segment. For the three months ended September 27, 2025, represents (i) certain acquisition and integration-related costs of $1.0, inclusive of acquisition and integration-related costs of $0.1 and $0.5 within the Detection and Measurement and HVAC reportable segments, respectively, (ii) amortization of a deferred compensation asset of $6.5 related to KTS within the Detection and Measurement reportable segment, and (iii) inventory step-up charges of $0.5 related to the KTS acquisition within the Detection and Measurement reportable segment and $0.1 related to the Sigma & Omega acquisition within the HVAC reportable segment.

(3) For the three months ended September 26, 2026, represents the removal of $0.2 for long-term incentive compensation expense associated with acquisition-related equity grants.

(4) For the three months ended September 27, 2025, represents the removal of $0.7 for acceleration of long-term incentive compensation expense incurred as a result of immediate award vesting.

(5) Adjustment represents the removal of a non-cash charge to write-off previously deferred financing costs of $1.0 and certain expenses incurred in connection with an amendment to our senior credit agreement of $0.5.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED FREE CASH FLOW
(Unaudited; in millions)

	Three months ended
	September 26, 2026	September 27, 2025
Operating cash flow from continuing operations	$60.1	$106.8

Include:
Capital expenditures	(40.0)	(10.4)
Free cash flow from continuing operations	20.1	96.4

Exclude:
Acquisition and integration-related payments and other (1)	(3.0)	5.6
Adjusted free cash flow from continuing operations	$23.1	$90.8

(1) For the three months ended September 26, 2026, represents the removal of the cash impact of (i) acquisition and integration-related costs of $6.2 and (ii) certain discrete income tax benefits that are considered non-recurring of $3.2. For the three months ended September 27, 2025, represents the removal of the cash impact of (i) certain discrete income tax benefits that are considered non-recurring of $6.3, (ii) acquisition and integration-related costs of $1.1 and (iii) cash received on the settlement of an interest rate swap of $0.4.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED FREE CASH FLOW
(Unaudited; in millions)

	Nine months ended
	September 26, 2026	September 27, 2025
Operating cash flow from continuing operations	$180.3	$139.8

Include:
Capital expenditures	(79.6)	(23.6)
Free cash flow from continuing operations	100.7	116.2

Exclude:
Acquisition and integration-related payments and other (1)	(10.3)	(48.0)
Adjusted free cash flow from continuing operations	$111.0	$164.2

(1) For the nine months ended September 26, 2026, represents the removal of the cash impact of (i) acquisition and integration-related costs of $13.5 and (ii) certain discrete income tax benefits that are considered non-recurring of $3.2. For the nine months ended September 27, 2025, represents the removal of the cash impact of (i) funded amounts associated with employee retention agreements assumed in the KTS acquisition of $46.5, (ii) acquisition and integration-related costs of $8.2, (iii) certain discrete income tax benefits that are considered non-recurring of $6.3 and (iv) cash received on the settlement of an interest rate swap of $0.4.